Exhibit 99.2

EONTEC LIMITED
CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2003 AND 2002

Independent auditors' report

The Board of Directors and Stockholders of Eontec Limited

We have audited the accompanying consolidated financial statements of Eontec Limited and subsidiaries (together the "group") comprising consolidated balance sheets as at 31 December 2003 and 31 December 2002 and the related consolidated profit and loss account and cash flows for the two years ended 31 December 2003. These consolidated financial statements are the responsibility of the company's directors and management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Ireland and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the group as of 31 December 2003 and 31 December 2002 and the results of its operations and cash flows for each of the two years ended 31 December 2003, in conformity with generally accepted accounting principles in the Republic of Ireland.

Accounting principles generally accepted in the Republic of Ireland vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 21 to the consolidated financial statements.

/s/ KPMG

Dublin, Ireland
June 29, 2004

Eontec Limited

Consolidated profit and loss account
 for the year ended 31 December 2003

	Note	2003 €	2002 €
Turnover - continuing operations	3	13,670,419	15,376,880
Cost of sales		(4,617,983)	(4,928,796)
		__________	__________
Gross profit		9,052,436	10,448,084
Operating expenses	5	(15,659,372)	(19,637,624)
		__________	__________
Loss on ordinary activities before interest and tax		(6,606,936)	(9,189,540)
Interest receivable and similar income		115,974	433,671
Interest payable and similar charges	6	(58,207)	(64,383)
		__________	__________
Loss on ordinary activities before taxation	7	(6,549,169)	(8,820,252)
Tax on loss on ordinary activities	8	(95,775)	(73,263)
		__________	__________
Loss retained for the year		(6,644,944)	(8,893,515)
Profit and loss account at beginning of year		(34,442,524)	(25,549,009)
		__________	__________
Profit and loss account at end of year		(41,087,468)	(34,442,524)
		__________	__________

The group had no recognised gains or losses in the financial year or the preceding financial year other than those dealt with in the consolidated profit and loss account.

The accompanying notes are an integral part of the financial statements.

Eontec Limited

Consolidated balance sheet
 at 31 December 2003

	Note	2003 €	2003 €	2002 €	2002 €
Fixed assets
Tangible assets	9		802,486		1,351,280
			__________		_________
Current assets
Debtors	10		2,931,463		1,645,889
Cash at bank and in hand			4,116,280		10,624,690
			__________		_________
			7,047,743		12,270,579
Creditors: amounts falling due within one year	11		(7,368,682)		(9,164,744)
			__________		_________
Net current (liabilities)/assets			(320,939)		3,105,835
			__________		_________
Total assets less current liabilities			481,547		4,457,115
Creditors: amounts falling due after more than one year	12		(2,692,214)		(23,643)
			__________		_________
Net (liabilities)/assets			(2,210,667)		4,433,472
			__________		_________

Capital and reserves
Called up share capital	13		4,086,801		4,086,676
Capital conversion reserve fund			33,853		33,853
Share premium	14		34,756,147		34,755,467
Profit and loss account			(41,087,468)		(34,442,524)
			__________		_________
Shareholders' (deficit)/funds	15
Equity		(26,360,821)		(19,716,682)
Non-equity		24,150,154		24,150,154
		_________		_________
			(2,210,667)		4,433,472
			_________		_________

The accompanying notes are an integral part of the financial statements.

Eontec Limited

Consolidated cash flow statement
 For the year ended 31 December 2003

	Note	2003 €	2002 €
Net cash outflow from operating activities	16(a)	(6,144,149)	(11,451,437)
Return on investments and servicing of finance	16(b)	57,767	369,288
Taxation paid		(40,851)	(50,842)
Capital expenditure and financial investments	16(b)	(178,706)	(634,311)
		__________	__________
Net cash outflow before financing		(6,305,939)	(11,767,302)
Financing	16(b)	(181,197)	(168,764)
		__________	__________
Decrease in cash	16(c)	(6,487,136)	(11,936,066)
		__________	__________

The accompanying notes are an integral part of the financial statements.

Eontec Limited

Notes
 (forming part of the financial statements)

1 Statement of accounting policies

The principal accounting policies, all of which have been applied consistently throughout the year and the preceding year, are set out below:

Basis of preparation and going concern

The financial statements have been prepared in euro in accordance with generally accepted accounting policies under the historical cost convention and comply with financial reporting standards of the Accounting Standard Board as promulgated by the Institute of Chartered Accountants in Ireland.

Subsequent to the year end, on 20 April 2004, the entire share capital of Eontec Limited was acquired by Siebel Systems Ireland Holdings Limited, a company incorporated in the Republic of Ireland and a subsidiary of Siebel Systems, Inc. ("Siebel"). Siebel then became the ultimate parent undertaking and controlling party. The directors have sought and obtained confirmation from Siebel that sufficient financial support will be provided to the company to enable it to meet its obligations as they fall due for the foreseeable future covering the period to at least 12 months from the date of approval of these financial statements. As a result, the directors believe it appropriate to prepare the financial statements on the going concern basis.

Revenue recognition

The group derives its revenue principally from the sale of software licences, services, and maintenance support.

Where agreements signed with customers allow for the separate accounting treatment of the licence and service components or do not include services, licence revenue is recognised where there is persuasive evidence that an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectibility is probable, no significant obligations with regard to installation or implementation of the software remain, and customer acceptance, when applicable has been obtained.

Where agreements signed with customers do not allow for the separate accounting treatment of the licence and software components or where software requires significant modification or customisation, licence revenue is recognised under the percentage of completion contract accounting method as the related services are essential to the functionality of the software. The group measures percentage of completion based on labour hours incurred to date as a proportion of total labour hours allocated to the contract. The group believes that the use of the percentage of completion method is appropriate as the group has the ability to prepare reasonably dependable estimates of the extent of progress towards completion, contract revenues and contract costs.

Provisions for estimated losses on uncompleted contracts are recorded where necessary in the period in which such losses become probable based on the current contract cost estimates.

The excess of licence fees received over revenue recognised in respect of such fees is recorded as deferred revenue.

For the purposes of the disclosure of turnover in note 3 to the financial statements, all service revenue which is accounted for in conjunction with licence revenue is presented as services revenue based on the values stated in the contract with customers.

The group's other service revenue consists of revenue generated from consulting services. Revenues related to consulting services performed by the group are generally billed on a time and materials basis and are recognised as the services are performed. However, if the consulting agreement is a fixed fee arrangement, revenue may be recognised using the percentage completion method as the related services are performed or recognised in stages on achievement of milestones.

Rebillable out-of-pocket expenses are included within revenue and revenue is recognised as the expenses are incurred.

Maintenance revenue is recognised rateably over the term of the explicit or implicit maintenance term.

Foreign currency

Transactions denominated in foreign currencies are recorded in Euro at actual exchange rates at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

Subsidiaries denominated in a foreign currency are translated using the temporal method. The directors believe that the operations of foreign currency subsidiaries should be regarded as being more dependent on the economic environment of the company's currency than on that of the subsidiaries' reporting currencies. Non-monetary assets are translated at their historical rates of exchange. At the balance sheet date, monetary assets are translated at the exchange rate ruling at that date. Transactions during the period are translated at the exchange rate applicable at that date or the average for the period. Foreign exchange gains or losses are recorded in the profit and loss account.

Basis of consolidation

The consolidated financial statements include the financial statements of the company and all of its subsidiaries. All intercompany transactions and balances have been eliminated in their preparation. The results of subsidiaries incorporated during the period are included in the consolidated profit and loss account from the date of incorporation.

Taxation

Current tax is provided on the group's taxable profits, at amounts expected to be paid or recovered using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date. Provision is made at the rates expected to apply when the timing differences reverse. Timing differences are differences between the group's taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in taxable profits in periods different from those in which they are recognised in the financial statements.

A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Leases

Assets held under leasing arrangements which transfer substantially all the risks and rewards of ownership to the group ("finance leases") are capitalised. The capital element of the related rental obligations is included in creditors. The interest element of the rental obligations is charged to the profit and loss account so as to produce a constant periodic rate of change in proportion to the capital balances outstanding.

Rentals in respect of all other leases ('operating leases') are charged to the profit and loss account as they fall due. Rent free periods on operating leases are recognised in rental expense and allocated on a straight line basis over the lease term.

Tangible fixed assets

Tangible fixed assets are stated at cost, less accumulated depreciation which is provided in order to write off the cost of the assets over their estimated useful economic lives at the following annual rates:

Computer equipment	-	33.3%	Straight line
Furniture and fittings (including leasehold improvements)	-	25%	Straight line
Motor vehicles	-	20%	Straight line

Research and development expenditure

Research and development expenditure is written off to the profit and loss account in the period in which it is incurred.

Pension costs

The group provides for pensions for employees through a number of defined contribution pension schemes. Contributions in respect of the schemes are charged to the profit and loss account in the period in which they are incurred. Any difference between the amounts charged to the profit and loss account and contributions paid to the pension schemes are included within "debtors" or "creditors" in the balance sheet.

Share options

The group has implemented the recommendations of the Urgent Issues Task Force Bulletin No. 17. The cost of awards to employees that take the form of rights to subscribe for shares are recognised as an expense in the profit and loss account. The amount recognised is determined as the difference, if any, between the fair value of the shares at the date of the award and the amount of the consideration, if any, that participants may be required to pay for the shares. The compensation cost, if any, is charged to the profit and loss account over the vesting period of the options.

Grants

Grants of a revenue nature are credited to income so as to match them with the expenditure to which they relate.

2 Principal activities

The group is engaged in the development, sale and maintenance of software systems, aimed principally at the banking sector, together with the provision of related professional services. The company is incorporated in Ireland and, on 20 April 2004, became ultimately wholly owned by Siebel Systems, Inc., a company incorporated in the United States of America.

3 Turnover

Turnover analysed by category comprises:

	2003 €	2002 €
Software licence	5,175,021	3,491,000
Services	5,696,400	8,993,880
Rebillable out-of-pocket expenses	582,449	951,000
Post contract support services	2,216,549	1,941,000
	__________	__________
	13,670,419	15,376,880
	__________	__________

4 Employees and remuneration

The average number of persons employed during the year by the group was as follows:

	2003	2002
Software engineers	100	139
Administration	11	13
Sales	31	40
	__________	__________
	142	192
	__________	__________

Their total remuneration was:

	2003 €	2002 €
Wages and salaries	9,929,157	12,369,656
Social welfare costs	847,804	1,180,496
Pensions	369,642	472,295
	__________	__________
	11,146,603	14,022,447
	__________	__________

5 Operating expenses

	2003 €	2002 €
Administrative expenses	2,579,422	3,286,360
Selling and distribution expenses	6,918,747	7,932,608
Research and development expenses	5,118,492	7,625,518
Rationalisation costs (a)	1,042,711	793,138
	__________	__________
	15,659,372	19,637,624
	__________	__________

(a) The rationalisation costs relate to payments to employees made redundant during restructurings of the business which occurred in 2002 and 2003. The 2003 charge includes compensation of €750,000 paid to a director for loss of office. All such costs are in respect of continuing operations.

6 Interest payable and similar charges

	2003 €	2002 €
Bank loans and overdrafts, repayable within one year	48,277	37,602
Finance lease interest	9,930	26,781
	__________	__________
	58,207	64,383
	__________	__________

7 Loss on ordinary activities before taxation

The loss on ordinary activities before taxation is stated after charging the following:

	2003 €	2002 €
Directors' remuneration
- fees	79,326	85,047
- pension contributions	37,251	38,547
- compensation for loss of office	750,000	-
- other emoluments	693,450	511,920
Auditors' remuneration	55,697	38,092
Operating lease rentals in respect of items other than plant and machinery	810,826	930,656
Depreciation	727,500	760,445

8 Taxation on loss on ordinary activities

The taxation charge on loss on ordinary activities comprises:

	2003 €	2002 €
Irish corporation tax at 10%	-	-
Foreign corporation tax	95,775	73,263
	__________	__________
	95,775	73,263
	__________	__________

The effective rate of Irish corporation tax assessed for the year is different than the standard rate of corporation tax. The differences are explained below:

	2003 €	2002 €
Loss on ordinary activities before tax	(6,549,169)	(8,820,252)
	_________	_________
Loss on ordinary activities at standard Irish corporation tax at effective rate of 10%	(654,917)	(882,025)
Effects of:
Losses not utilised	654,917	882,025
Foreign corporation tax on subsidiary profits	95,775	73,263
	__________	__________
Current tax charge for the year	95,775	73,263
	__________	__________

A deferred tax asset amounting to approximately €4.0 million (2002 - €3.4 million) in respect of losses available for carry forward has not been recognised in accordance with the group's accounting policy.

9 Tangible fixed assets
	Computer equipment €	Furniture & fittings €	Motor vehicles €	Total €
Cost
At beginning of year	2,240,894	962,420	20,532	3,223,846
Additions	119,345	59,361	-	178,706
Disposals	-	-	(20,532)	(20,532)
	________	_________	______	________
At end of year	2,360,239	1,021,781	-	3,382,020
	________	_________	______	________
Depreciation
At beginning of year	1,461,584	390,450	20,532	1,872,566
Charge for the year	549,330	178,170	-	727,500
Disposals	-	-	(20,532)	(20,532)
	________	_________	______	________
At end of year	2,010,914	568,620	-	2,579,534
	________	_________	______	________
Net book value At 31 December 2003	349,325	453,161	-	802,486
	________	_________	______	________
At 31 December 2002	779,310	571,970	-	1,351,280
	________	_________	______	________

Included above are assets acquired under finance leases as follows:
	Net book value 31 December 2003 €	Net book value 31 December 2002 €	Depreciation charge for year ended 31 December 2003 €
Computer equipment	33,473	156,214	122,741
Furniture and fittings	14,762	26,550	11,788
	_________	_________	_________
Total	48,235	182,764	134,529
	_________	_________	_________

10 Debtors: amounts falling due within one year

	2003 €	2002 €
Trade debtors	2,286,739	1,181,344
Prepayments and accrued income	606,096	412,564
Other income	38,628	51,981
	__________	__________
	2,931,463	1,645,889
	__________	__________

11 Creditors: amounts falling due within one year

	2003 €	2002 €
Bank loans and overdrafts	37,462	58,736
Finance lease obligations	24,133	182,492
Trade creditors	974,061	463,800
Accruals	1,579,390	1,294,582
Deferred revenue	4,147,933	6,504,465
Payroll taxes due	251,157	234,137
VAT payable	253,004	372,918
Other creditors	24,197	31,193
Foreign corporation tax	77,345	22,421
	__________	__________
	7,368,682	9,164,744
	__________	__________

12 Creditors: amounts falling due after more than one year

	2003 €	2002 €
Deferred revenue	2,692,214	-
Finance lease obligations	-	23,643
	__________	__________
	2,692,214	23,643
	__________	__________

13 Called-up share capital
Authorised	2003 €	2002 €
Equity shares
90,000,000 Ordinary shares of €0.125 each	11,250,000	11,250,000
5,000,000 "A" Ordinary shares of €0.125 each	625,000	625,000
3,000,000 "B" Ordinary shares of €0.125 each	375,000	375,000
Non-equity shares
2,000,000 "C" Ordinary Shares of €0.125 each	250,000	250,000
50,000,000 Series A Convertible Preference Shares of €0.125 each	6,250,000	6,250,000
	________	_________
	18,750,000	18,750,000
	________	_________
Allotted, called up and fully paid	2003 €	2002 €
Equity shares
12,137,328 Ordinary shares of €0.125 each (2002: 12,136,328)	1,517,166	1,517,041
3,350,000 "A" Ordinary shares of €0.125 each	418,750	418,750
1,360,000 "B" Ordinary shares of €0.125 each	170,000	170,000
Non-equity shares
304,933 "C" Ordinary Shares of €0.125 each	38,117	38,117
15,542,148 Series A Convertible Preference Shares of €0.125 each	1,942,768	1,942,768
	________	_________
	4,086,801	4,086,676
	________	_________

During the year ended 31 December 2003, 1,000 Ordinary shares of €0.125 each were issued for total cash proceeds of €805 in connection with the exercise of options. No shares were issued in the year ended 31 December 2002. Subsequent to the year end, 857,563 Series A Convertible Preference shares were converted into the same number of Ordinary shares.

Rights pertaining to shares

The "A" and "B" Ordinary shares rank pari passu with the Ordinary shares in respect of voting rights, dividends and on a winding up.

The "C" Ordinary shares rank pari passu with the Ordinary shares in every respect except that they have a liquidation preference representing a right to be repaid an amount equal to the capital (together with any premium) paid up together with an amount equal to 8% of the capital compounded annually from 19 October 2001 on a Liquidation Event (being the winding up of the Company or an Asset Sale or a Share Sale as defined in the company's Articles of Association). Thereafter, the holders of the "C" Ordinary shares shall not be entitled to any further participation in the profits or assets of the company.

The rights of the Series A Convertible Preference Shares ("Series A Shares") are as follows:

Voting: All of the rights normally associated with Ordinary shares including the rights to receive notice of and attend and vote at general meetings of the company. Each Series Share has the same voting rights as an Ordinary share.

Dividends: The holders of the Series A Shares shall be entitled to receive dividends on the shares held by them as if all of the Series A Shares had been converted into Ordinary shares.

Liquidation Event: In the case of a Liquidation Event (as defined above) the Series A Shares are entitled in priority to all other shareholders, except for the "C" Ordinary shareholders (with whom this entitlement ranks pari passu) to receive the greater of:

  the capital (including any premium) compounded annually from 19 October 2001 at 8% or the amount the Series A shareholders would receive if they converted their shares (excluding any accrued dividends) into Ordinary shares.

Thereafter, the Series A Shares are not entitled to any further participation in the profits or assets of the company.

Conversion: Any holder of Series A Shares shall be entitled at any time by giving notice in writing to the company to convert all or any of the Series A Shares held by such holder into Ordinary Shares at the rate of one Series A Share for one Ordinary Share, subject to any adjustment required under the company's Articles of Association if the company issues equity securities or grants any options, warrants or other shares or securities convertible into equity securities at a price per share less than the Fair Value (as defined in the company's Articles of Association).

The Series A Shares shall be convertible to Ordinary shares at the option of the Company in the following circumstances:

  in the event that the holders of a majority of the outstanding Series A Shares consent to such conversion; or
  immediately prior to the closing of a Qualified IPO (as defined in the company's Articles of Association).

The "C" Ordinary Shares and the Series A Shares are Non-equity shares as defined by FRS 4 "Capital Instruments".

Share Options

On 9 November 2001 the company approved a revised share option plan. This plan is open to directors, officers, employees and consultants of the group. The Board in its discretion determines the recipients of options and the final exercise price. Issued options may be exercised 20% on grant and 20% on each of the four anniversaries thereafter. Accelerated vesting takes place in the event of the sale of the group or the sale of its business. Options are in respect of Ordinary shares. The existing share option plan approved by the Board on 31 May 2000 remains in respect of those options already granted and to the extent that they are not cancelled.

During the year ended 31 December 2002, the company granted options over 2,069,910 Ordinary shares and options over 1,028,046 Ordinary shares were cancelled.

During the year ended 31 December 2003, the company granted options over 918,000 Ordinary shares, options over 611,756 Ordinary shares were cancelled and options over 1,000 Ordinary shares were exercised. There were options outstanding over a total of 5,059,662 Ordinary shares at 31 December 2003. A further 870,500 options over Ordinary shares were granted and 197,000 options over Ordinary shares were cancelled subsequent to the year end.

On 12 March 2004, the directors of the company agreed to re-price substantially all of the outstanding options by reducing the exercise prices to US$0.25 per share. All outstanding options vested on 20 April 2004 when the company's share capital was acquired by Siebel Systems Ireland Holdings Limited.

14 Share premium
	2003 €	2002 €
At start of year	34,755,467	34,686,627
Premium arising on shares issued	680	-
Share issue expenses	-	68,840
	_________	_________
At end of year	34,756,147	34,755,467
	_________	_________

15 Reconciliation of movement in shareholders' (deficit) / funds
	2003 €	2002 €
Opening shareholders' funds	4,433,472	13,258,147
Loss for the financial year	(6,644,944)	(8,893,515)
Issue of share capital	125	-
Increase in share premium	680	68,840
	__________	__________
Closing shareholders' (deficit) / funds	(2,210,667)	4,433,472
	__________	__________

16 Notes to the cash flow statement

(a) Reconciliation of operating loss to net cash outflow from operating activities:

	2003 €	2002 €
Operating loss	(6,606,936)	(9,189,540)
Depreciation	727,500	760,445
(Increase)/decrease in debtors	(1,285,574)	2,685,005
Increase/(decrease) in creditors	685,179	(1,401,489)
Increase/(decrease) in deferred revenue	335,682	(4,305,858)
	__________	__________
Net cash outflow from operating activities	(6,144,149)	(11,451,437)
	__________	__________

(b) Analysis of cash flows:

	2003 €	2002 €
Returns on investments and servicing of finance
Interest paid	(58,207)	(64,383)
Interest received	115,974	433,671
	_________	_________
Net cash inflow	57,767	369,288
	_________	_________

Capital expenditure and financial investment
Purchase of tangible fixed assets	(178,706)	(634,311)
	_________	_________
Net cash outflow	(178,706)	(634,311)
	_________	_________

Financing
Issue of ordinary share capital (net of expenses)	805	68,840
Capital element of finance lease payments	(182,002)	(237,604)
	_________	_________
Net cash outflow	(181,197)	(168,764)
	_________	_________

(c) Analysis and reconciliation of net funds:
	1 January 2003 €	Cash flow €	31 December 2003 €
Cash at bank and in hand	10,624,690	(6,508,410)	4,116,280
Bank overdrafts	(58,736)	21,274	(37,462)
Debt due within one year	(182,492)	158,359	(24,133)
Debt due after one year	(23,643)	23,643	-
	_________	_________	_________
Net funds	10,359,819	(6,305,134)	4,054,685
	_________	_________	_________

(d) Reconciliation of net cash flow to movement in net funds

	2003 €	2002 €
Decrease in cash for the year	(6,487,136)	(11,936,066)
Cash outflow from change in debt and lease financing	182,002	237,604
	__________	__________
Change in net funds resulting from cash flows	(6,305,134)	(11,698,462)
New finance leases	-	(38,144)
	__________	__________
Movement in net funds in the year	(6,305,134)	(11,736,606)
Net funds at the beginning of the year	10,359,819	22,096,425
	__________	__________
Net funds at the end of the year	4,054,685	10,359,819
	__________	__________

17 Commitments and contingencies

(a) Operating leases

Annual commitments exist under non-cancellable operating leases on premises as follows:

€
Payable on leases which expire:
- within one year	163,746
- from two to five years	520,174
__________
683,920
__________

(b) Finance lease obligations

Finance lease obligations (all in respect of computer equipment), net of interest, are due as follows:

€
Amounts payable:
- within one year	24,133
- from two to five years	-
__________
24,133
__________

(c) Capital commitments

Future capital expenditure approved by the directors but not provided for in these financial statements is as follows:

	Group
	2003 €	2002 €
Contracted	-	53,200
Authorised but not contracted	-	-
	__________	__________
	-	53,200
	__________	__________

(d) Security over intellectual property

A charge has been granted to IBM Business Consulting Services Pty Limited ("IBM") over certain of the group's intellectual property in connection with software licencing and professional services agreements entered into with IBM.

(e) Government grants

Under the terms of grant agreements with Enterprise Ireland dated 1 March 1999 and 10 July 2002, the group is entitled to receive grants in respect of marketing and development costs. The group has a contingent liability to repay part or all of certain of these grants if certain circumstances set out in the agreements occur. At 31 December 2003, the total of such grants received amounted to €208,567.

18 Subsidiary undertakings

At 31 December 2003, the company had the following subsidiary undertakings:

Company Name	Percentage Ownership	Nature of Activity	Registered Office
EON Financial Solutions Limited	100%	Dormant	c/o Robbins Olive Solicitors, Southern House, Guilford Road, Woking, Surrey, GU227UY United Kingdom.
Eontec Inc.	100%	Sales and Marketing	67 South Bedford Street, Suite 400W, Burlington, MA01803, USA.
Eontec Research & Development Limited	100%	Dormant	Block P6, East Point Business Park, Dublin, Ireland.
Bankframe Eontec Inc	100%	Sales and Marketing	109 Avondale Road, Portmouth, Nova Scotia, B2V1H3, Canada.
Eontec Japan KK	100%	Sales and Marketing	East Tower, 4 Floor Otemachi First Square 1-5-1 Otemachi, Chkyoda- Ku, Tokyo.
Eontec Singapore Pte Ltd	100%	Sales and Marketing	35th Floor UOB Plaza 1, 80 Raffles Place, Singapore, 048624.
Eontec Australia PTY Limited	100%	Sales and Marketing	C/o Freeman Kennedy, Suite 3, 12A Kurrawyba Avenue, Terrigal, NSW 2260, Australia.
Eontec Sales Limited	100%	Dormant	Block P6, East Point Business Park, Dublin, Ireland.
Eontec BV	100%	Sales and Marketing	Localtellikade 1 Parnassustrn, 1076AZ Amsterdam, Netherlands.

19 Related party transactions

The company has availed of the exemption available in FRS 8 - Related Party disclosures from disclosing transactions with group undertakings.

Sameara Limited, a company owned and controlled by Patrick J Brazel, a director of the company, provides management and consulting services to the company. The total fees payable to Sameara Limited in relation to these services amounted to €325,206 for the year (2002 - €248,127).

Henderson Executive Services Limited, a company owned and controlled by Geoff Henderson, a director of the company until 20 April 2004, provides management and consulting services to the company. The total fees payable to Henderson Executive Services Limited in relation to these services amounted to €53,469 for the year (2002- €63,173).

Bernard Horn, a director of the company until 20 April 2004, provides management and consulting services to the company. The total fees payable to Bernard Horn in relation to these services amounted to €107,124 for the year (2002 - €21,874).

The Canadian Imperial Bank of Commerce ("CIBC"), a shareholder in the company, is also a customer of the group. Total revenue recognised in respect of CIBC fees for licences and professional, maintenance, and training services amounted to €6,341,007 for the year ended 31 December 2003. At 31 December 2003 the total of such fees receivable amounted to €1,379,419, which are recorded in the group's trade debtor balance.

20 Pensions

The group provides for employees through a defined contribution pension scheme and contributes to a number of personal pension schemes of certain senior executives. The assets of the scheme are held separately from those of the group in independently administered funds. The pension charge represents contributions payable by the group to the funds amounted to €369,642 (2002- €472,295). There were contributions due to the funds at the end of the year of €45,648 (2002- €145,217).

21 Generally accepted accounting principles in the United States of America ("US GAAP")

The consolidated financial statements of the group are prepared under generally accepted accounting principles in Ireland ("Irish GAAP"), which differ in certain respects from U.S. GAAP. The presentation of information also differs. The material differences, as they apply to the group's financial statements, are as follows:

Revenue recognition

Substantially all of the group's revenues are derived from three primary sources: (i) licensing software, (ii) providing technical support and product updates, otherwise known as maintenance and (iii) providing professional services, including implementation and training services. The group licenses its software in multiple element arrangements in which the customer typically purchases a combination of: (i) its software products, and one or both of (ii) a maintenance arrangement, and (iii) a professional services.

Under Irish GAAP, the group recognizes revenue on multiple element arrangements under the percentage of completion contract accounting method where the professional services are essential to the functionality of the software. The maintenance element of such arrangements is unbundled and recognized based on its fair value ratably over the maintenance period.

Under U.S. GAAP, revenue is recognized using the residual method pursuant to the requirements of Statement of Position No. 97-2 "Software Revenue Recognition" ("SOP 97-2"), as amended by Statement of Position No. 98-9, "Software Revenue Recognition with Respect to Certain Arrangements" and where its software arrangements involve significant production, modification or customisation of the software, SOP 97-2 requires that the company apply SOP 81-1 "Accounting for Performance of Construction-Type and Certain Production- Type Contracts" ("SOP 81-1"). Under SOP 97-2, revenue attributable to an element in a customer arrangement is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable, collectibility is probable and the arrangement does not require significant customization of the software. Under SOP 81-1, arrangements are accounted for using the percentage of completion method whereby revenues and costs are recognised based on the stage of completion of the contract at the balance sheet date, or the completed contract method whereby revenues and costs are recognised on completion of the contract, depending on the nature of individual arrangements.

Further, under the residual method prescribed by SOP 97-2 and SOP 98-9, revenue is recognized in a multiple element arrangement when company-specific objective evidence ("VSOE") of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one of the delivered elements in the arrangement. The group allocates revenue to each element in a multiple element arrangement based on its respective fair value, with the fair value determined by the price charged when that element is sold separately.

Specifically, the company determines the VSOE of the maintenance portion of the arrangement based on the renewal price of the maintenance charged to the customer based on full deployment of the licensed software products and the fair value of the professional services portion of the arrangement based on the hourly rates that the group charges for these services when sold independently from a software license. If VSOE of fair value cannot be established for the undelivered elements of a license agreement, the entire amount of revenue from the arrangement is deferred and recognized over the period that these undelivered elements are performed.

For three of the group's software arrangements entered into in 2003 that required significant customisation, it was determined that no VSOE had been established for the maintenance element of the arrangements. Since the group was unable to estimate the costs of providing the maintenance on these contracts, it concluded that it was unable to utilize the percentage of completion method of revenue recognition on these contracts. Therefore, the entire arrangements were accounted for under SOP 81-1 under the completed-contract method.

Under Irish GAAP, the group's recognition of revenue did not differ from U.S. GAAP for the year ended 31 December 2002. Under Irish GAAP, the group recognized revenue under the percentage of completion method of accounting for all of its arrangements, including the three arrangements in which it had not established VSOE for their maintenance element, for the year ended 31 December 2003. Under Irish GAAP revenue was recognised on these three arrangements on the basis that fair value as defined under Application Note G ("Revenue Recognition") of FRS 5 ("Substance of Transactions") could be determined for the maintenance element of the arrangements. The fair value of the maintenance element of the arrangements was unbundled and will be recognised ratably over the maintenance period, while the licence and service elements of the arrangements are being recognised under the percentage of completion method. Under U.S. GAAP, the group has deferred the revenue and related costs under these three contracts and will recognize the revenue ratably over the related maintenance period once all other elements have been delivered.

Vacation accrual

Under US GAAP, employers must accrue for the cost of all vacation days due to employees at the balance sheet date. Under Irish GAAP, there is no requirement to accrue for these costs.

Reconciliation

The following is a summary of the material adjustments to net loss and shareholders' equity (deficit) which would be required had the financial statements been prepared in accordance with U.S. GAAP for the years ended 31 December 2003 and 31 December 2002:

(i) Net loss
	Year ended 31 December 2003 €	Year ended 31 December 2002 €
Loss for the financial year as stated under Irish GAAP	(6,644,944) __________	(8,893,515) __________
Adjustments to conform to US GAAP
Revenue recognition - Revenue	(3,017,675)	-
Revenue recognition - Capitalized contract costs	2,436,615	-
Vacation accrual	7,871 __________	24,832 __________
Total adjustments	(573,189)	24,832
	__________	__________
Net loss as stated under US GAAP	(7,218,133)	(8,868,683)
	__________	__________

(ii) Reconciliation of shareholders' equity (deficit)

The following is the reconciliation between Irish GAAP and US GAAP of the group's shareholders' equity (deficit) as of 31 December 2003 and 31 December 2002:

	31 December 2003 €	31 December 2002 €
Total equity (deficit) as stated under Irish GAAP	(2,210,667) __________	4,433,472 __________
Adjustments to conform to US GAAP
Revenue recognition - Revenue	(3,017,675)	-
Revenue recognition - Capitalized contract costs	2,436,615	-
Creditors - amounts falling due within one year - vacation accrual	(231,216) __________	(239,087) __________
Total adjustments	(812,276)	(239,087)
	__________	__________
Shareholders' equity (deficit) as stated under US GAAP	(3,022,943) __________	4,194,385 __________

Consolidated cash flow data

In accordance with Irish GAAP the group complies with Financial Reporting Standard No 1, "Cash Flow Statements" ("FRS 1"). Its objectives and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows" ("SFAS 95"). The principal difference between the standards is in respect to classification. Under FRS 1, the group has presented its cashflows for (a) operating activities; (b) returns on investment and servicing of finance; (c) taxation; (d) capital expenditure; and (e) financing activities. SFAS 95 requires only three categories of cash flow activities, (a) operating; (b) investing; and (c) financing. Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 are included as operating activities under SFAS 95. The following is the US GAAP cashflow data for the years ended 31 December 2003 and 31 December 2002:

	Year ended 31 December 2003 €	Year ended 31 December 2002 €
Cash outflow from operating activities	(6,127,233)	(11,132,991)
Cash outflow from investing activities	(178,706)	(672,455)
Cash outflow from financing activities	(202,471)	(297,233)
	__________	__________
Change in cash and cash equivalents	(6,508,410)	(12,102,679)
Cash and cash equivalents, beginning of year	10,624,690	22,727,369
	__________	__________
Cash and cash equivalents, end of year	4,116,280	10,624,690
	__________	__________

22 Approval of the financial statements

The board of directors approved these financial statements on 29 June 2004.